Exhibit 10.10

TERMINATION AGREEMENT dated for reference February 28, 2005

AMONG:

NEARSHORE PETROLEUM CORPORATION, an Alberta
corporation (“Nearshore”)

AND

NORTHERN ALBERTA OIL LTD., an Alberta corporation (“Northern”)

AND

SURGE GLOBAL ENERGY (CANADA), LTD., an Alberta corporation (“Surge”)

WHEREAS:

1.
Nearshore and Northern (formerly Mikwec Energy Canada Ltd. by change of name) are parties to a “Non-Disclosure/Area of Exclusion Athabasca and Sawn Lake Oil Sand, Alberta Agreement” (“Nearshore-Northern Agreement”) dated November 19, 2003 pursuant to which, inter alia, Nearshore is provided with the option to purchase up to 100% of any interests acquired by Northern within the specified of Exclusion Lands (“Nearshore Rights”);

2.	Surge plan entered into the Farmout Agreement dated February 25, 2005 with Northern and Deep Well Oil & Gas, Inc. (“Farmout Agreement”);

3.	The Farmout Agreement includes an area of mutual interest provision (“AMI”) and the Nearshore Rights may conflict with Surge’s rights under the AMI; and

4.
Nearshore and Northern will benefit from the execution and performance of the Farmout Agreement and, as a result, have agreed to terminate the Nearshore-Northern Agreement and to enter into this Agreement to confirm such termination to Surge.

NOW THEREFORE, in consideration of ten ($10) USD dollars paid by Surge to each of Nearshore and Northern respectively, Surge’s agreement to enter into the Farmout Agreement, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties agree as follows:

1.
Nearshore and Northern agree with one another, and represent and warrant to Surge, that the Nearshore-Northern Agreement (including, without limitation, the Nearshore Rights) has been terminated by Nearshore and Northern effective as of February 17th 2005.

2.
Nearshore and Northern represent and warrant to each other and to Surge that neither of such parties has assigned or otherwise alienated its interests in the Nearshore-Northern Agreement and that it has all necessary power and authority to enter into this Agreement in order to terminate the Nearshore-Northern Agreement in accordance with the terms hereof.

3.
Nearshore confirms to Surge that it did not acquire, and it is not entitled to acquire, any interests pursuant to the Nearshore-Northern Agreement, and there are no unperformed obligations or liabilities under that agreement.

4.	Nearshore and Northern intend that Surge will rely on this Agreement in order to enter into the Farmout Agreement.

5.
Nearshore forever releases and discharges Northern and Surge from any and all claims of any kind that Nearshore may have, or have had, against Northern or Surge in relation to the Nearshore - Northern Agreement.

6.	(a)
No waiver by Surge of any breach (whether actual or anticipated) of any of the covenants, provisions or conditions herein contained shall take effect or be binding upon Surge unless the same is expressed in writing executed by an officer of Surge. Any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach whether of a similar or dissimilar nature.

(b)
The parties acknowledge and confirm that this Agreement was negotiated and prepared by the parties with the advice of their respective legal counsel to the extent deemed necessary by each of the parties, and was not prepared by one party to the exclusion of any other party and, accordingly, should not be construed against either party by reason of its preparation, negotiation, or drafting.

(c)
If any term of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other term of this Agreement and such invalid, illegal or unenforceable term shall be, as to such jurisdiction, severable from this Agreement.

(d)
This Agreement shall be conclusively deemed for all purposes whatsoever to be made under and for all purposes to be governed by and construed in accordance with the laws of the Province of Alberta and of Canada applicable therein and shall be treated in all respects as an Alberta law contract. Each party agrees that any action or proceedings with respect to this Agreement shall be brought in the courts of Alberta at Calgary.

(e)	No amendment or other variation of the provisions of this Agreement shall be binding on the parties or any of them unless it is evidenced in writing executed by an officer of that party.

(t)
Each party shall, from time to time and at all times hereafter, do all such further acts and execute and deliver all such further documents as may be reasonably required by another party in order to perform and carry out the terms and the intent of this Agreement.

(g)
This Agreement may be executed in any number of separate counterparts with the same effect as if all parties had signed the same copy of this Agreement. All counterparts shall be construed together and constitute one agreement. Each party shall be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies shall be legally effective to create a valid and binding agreement among the parties.

(h)	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF each of the parties has caused this Agreement to be executed by its proper officers, duly authorized in that regard, to be effective as of the date first above written.

NEARSHORE PETROLEUM CORPORATION

Per:	/s/ Steven Gawne
Per:	President

NORTHERN ALBERTA OIL LTD.

Per:	/s/ Curtis Sparrow
Per:	Director

SURGE GLOBAL ENERGY (CANADA), LTD.

Per:	/s/ Fred W. Kelly
Per:	CEO